Exhibit 99.1

Earthstone Energy, Inc. and Oak Valley Resources, LLC Announce Closing of Strategic Combination and Related Acquisition of Additional Eagle Ford Interests

DENVER, CO and HOUSTON, TX / ACCESSWIRE / December 22, 2014 / Earthstone Energy, Inc. (NYSE MKT: ESTE) ("Earthstone") and privately-held Oak Valley Resources, LLC ("Oak Valley") today jointly announced that at a special meeting of Earthstone stockholders held on Friday, December 19, 2014, all proposals (see the Earthstone Proxy Statement dated November 10, 2014 at www.sec.gov for the full proposals) were approved overwhelmingly and as a result, Earthstone's strategic combination with Oak Valley ("Strategic Combination") and acquisition of additional Eagle Ford trend working interests ("Eagle Ford Acquisition") have been completed.

The approved Earthstone stockholder proposals included the following:

- The issuance of 9,124,452 shares of common stock to Oak Valley pursuant to the Exchange Agreement dated May 15, 2014 between Earthstone and Oak Valley;

- The issuance of 2,957,288 shares of Earthstone common stock to Flatonia Energy, LLC ("Flatonia"), a portfolio company of Parallel Resource Partners, LLC ("Parallel"), in connection with the Eagle Ford Acquisition pursuant to the Contribution Agreement dated October 16, 2014 among Earthstone, Flatonia, Parallel, Oak Valley and certain Oak Valley wholly owned subsidiaries;

- An amendment to Earthstone's certificate of incorporation increasing the total shares of its authorized stock; and

- Adoption of the Earthstone 2014 Long-Term Incentive Plan.

Strategic Combination and Eagle Ford Acquisition

In the Strategic Combination, Earthstone acquired all of Oak Valley's subsidiaries, inclusive of producing assets, undeveloped acreage, and approximately $130 million of cash, in exchange for 9,124,452 shares of Earthstone common stock. The cash contribution made by Oak Valley included recently received capital contributions of $107 million from the members of Oak Valley. In the Eagle Ford Acquisition, Earthstone and Oak Valley acquired an undivided 20% interest in a horizontal Eagle Ford development project located in Fayette and Gonzales counties, Texas, in exchange for 2,957,288 shares of Earthstone common stock to Flatonia. The effective date of the purchase was July 1, 2014 and post-effective date financial adjustments related to capital expenditures and production operations were made in cash, totaling approximately $16 million. Earthstone is now the project operator and owns a 50% undivided interest in the project, inclusive of approximately 23,600 net acres, with interests in 55 operated wells and 5 non-operated wells. Earthstone's working interests in the project's operated producing wells range from 38% to 50%, depending on the extent of acreage that was contributed to the drilling units. November 2014 operated gross field production was approximately 7,300 BOEPD (90% oil).

Earthstone's outstanding common stock now totals 13.819 million shares and is held 66.0% by Oak Valley, 21.4% by Flatonia and 12.6% by the pre-transaction Earthstone stockholders.

At closing, Oak Valley's management team, including President and CEO Frank A. Lodzinski, assumed the Earthstone senior management positions. Mr. Lodzinski and Ray Singleton, Earthstone's former President and CEO, will serve on the Earthstone board of directors, and all of the other board positions of the combined company have been filled by individuals designated by Oak Valley. Mr. Singleton will continue to serve Earthstone as Executive Vice President, Northern Region.

Management Comments

Mr. Lodzinski commented, "This is the fourth entry by our management team into the public markets. While past performance is not indicative of future results, each of our prior entities have grown profitably and provided our shareholders with significant returns. Despite the recent severe decline in oil prices, we are pleased to have completed the transactions with Earthstone and Parallel. At present, we have approximately $175 million of liquidity, including an $80 million borrowing base, net of cash utilized to repay Earthstone debt, settle financial adjustments related to the Eagle Ford acquisition, and pay transaction costs. In addition, our current production is approximately 4,000 BOEPD, resulting in significant projected cash flows even at existing low oil prices. In each of our prior public entities, we continued our growth during significant industry downturns. Our major stakeholders include sophisticated financial sponsors, most being repeat long-term investors that have confidence in our operations and business strategy and have joined us in seeking to build another successful and profitable public entity. Oak Valley has been in business for approximately two years. In this time, our management team has assembled an outstanding investor base, a substantial production base, an Eagle Ford drilling program, and a scalable public platform. With the combined assets of these transactions, coupled with our strong balance sheet and demonstrated management and operating ability, we believe Earthstone will compare favorably to our peers. Going forward, we intend to continue development of our assets and pursue significant asset acquisitions and merger and acquisition opportunities."

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented independent oil and gas exploration and production company engaged in the development and acquisition of oil and gas reserves through an active and diversified program that includes the acquisition, drilling and development of undeveloped leases, and purchases of reserves and exploration activities, with its current primary assets located in the Eagle Ford trend of Texas and in the Williston Basin. Earthstone is traded on NYSE MKT under the symbol ESTE. Information on Earthstone can be found at its website: www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "potential," "possible," or "probable" or statements that certain actions, events or results "may," "will," “should," or "could" be taken, occur or be achieved. The forward-looking statements include statements about future operations, expansion of production and development acreage, increased cash flow, earnings and assets and access to capital. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the possibility that, given the recent Strategic Combination and Eagle Ford Acquisition, problems may arise in the integration of the businesses of the companies and the transactions may involve unexpected costs; the risks of the oil and gas industry (for example, the recent rapid, significant decline in oil prices and operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future oil and gas prices, production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals; unavailability of gathering systems, pipelines and processing facilities; and the possibility that government policies may change. Earthstone's annual report on Form 10-K for the year ended March 31, 2014, recent current reports on Form 8-K, and other Securities and Exchange Commission ("SEC") filings discuss some of the important risk factors identified that may affect Earthstone's business, results of operations, and financial condition. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contacts:

Frank A. Lodzinski
Earthstone Energy, Inc.
President and CEO
(281) 298-4246

Ray Singleton
Earthstone Energy, Inc.
EVP, Northern Region
(303) 296-3076

Robert J. Anderson
Earthstone Energy, Inc.
EVP, Corporate Development and Engineering
(281) 298-4246

Neil K. Cohen
Earthstone Energy, Inc.
VP, Finance, and Treasurer
(281) 298-4246

SOURCE: Earthstone Energy, Inc.